Exhibit 10.6

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF CERTAIN STATES AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES.

WARRANT
TO PURCHASE
SHARES OF COMMON STOCK
OF
DAKOTA PLAINS HOLDINGS, INC.

shares of Common Stock	20

Dakota Plains Holdings, Inc., a Nevada corporation formerly known as MCT Holding Corporation (the “Company”), hereby agrees that, for value received,                           (the “Holder”) or its assigns, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time on or prior to             , 20     (the “Expiration Date”), up to              (            ) shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at an exercise price of $        per share.

This Warrant has been issued to replace a Warrant to purchase the same number of shares, as adjusted, of common stock of Dakota Plains, Inc., a Minnesota corporation, under similar terms originally issued on            , 20    , which was issued to induce the original holder to lend certain money to the Company as approved by the Company’s Board of Directors.

1.           Exercise of Warrant.

(a) No Vesting. The rights represented by this Warrant are immediately exercisable.

(b) Cashless Conversion Option. In lieu of the payment of cash for the exercise of this Warrant, the Holder shall have the right (but not the obligation), to require the Company to convert this Warrant into Shares on a “cashless basis” as provided for in this Subsection 1(b) (the “Conversion Right”). Upon exercise of the Conversion Right, the Company shall deliver to Holder (without payment by the Holder of any cash) that number of Shares (the “Conversion Shares”) equal to the quotient obtained by dividing (x) the value of this Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Warrant exercise price in effect immediately prior to the exercise of the Conversion Right from the aggregate current market price of all of the Shares immediately prior to the exercise of the Conversion Right) by (y) the current market price of one (1) share of the Company’s common stock immediately prior to the exercise of the Conversion Right. The current market price of the Company’s common stock shall be the last sale price on such date as quoted on the principal securities exchange, market, electronic communication network or other similar system quoting bid, asked and/or sales prices for the Company’s common stock. If no sale takes place on such day, the current market price of the Company’s common stock shall be the average of the last reported closing bid and asked prices quoted on such exchange, market, network or system. If there are no last reported closing bid and asked prices, the current market price shall be the price at which the Company most recently issues shares of its common stock for consideration of any kind. Any cashless conversion of this Warrant is intended to be a recapitalization under Internal Revenue Code §368(a)(1)(E) and Treasury Regulation (Reg.) 1.368-2(e) and a tax-free exchange under Internal Revenue Code 1036.

(c) Exercise Procedures. The party exercising this Warrant shall deliver hand-written notice of any exercise to the Company at least three (3) days prior to the intended date of exercise and by the surrender of this Warrant at the principal office of the Company and upon payment to the Company of the purchase price for the Shares. Certificates for the Shares so purchased, bearing the restrictive legend shall be delivered to the address requested by the Holder within three (3) days after the rights represented by this Warrant have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of Shares, if any, with respect to which this Warrant has not been exercised shall also be delivered to the Holder within such time. No fractional shares shall be issued upon the exercise of this Warrant.

(d) The Company covenants and agrees that all Shares that may be issued upon the exercise of the rights represented by this Warrant shall, upon issuance, be duly authorized and issued, fully paid and non-assessable shares of common stock. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purposes of issue or transfer upon exercise of the rights evidenced by this Warrant a sufficient number of shares of common stock to provide for the exercise of the rights represented by this Warrant. The Company may require that such certificate or certificates contain on the face thereof a legend indicating that such shares must be sold under appropriate federal and state laws.

2.           Adjustment of Purchase Price, Reorganization, etc. In the event the Company shall at any time hereafter subdivide or combine its outstanding shares of common stock, or declare a stock dividend, the exercise price and number of Shares into which this Warrant may convert in effect immediately prior to the subdivision, combination or dividend shall be adjusted to maintain the pro rata amounts for this Warrant. In the event of any capital reorganization or any reclassification of the shares of common stock of the Company, or in the case of any consolidation with or merger of the Company into or with another corporation, or the sale of all or a majority of its assets to another corporation effected in such a manner that the holders of common stock shall be entitled to receive stock, securities or assets with respect to or in exchange for common stock, then, as a part of such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that the Holder of the Warrant shall have the right thereafter to receive, upon the exercise hereof, the kind and amount of stock, securities or assets which the Holder would have been entitled to receive if, immediately prior to such reorganization, reclassification, consolidation, merger or sale, the Holder had held the number of Shares which were purchasable upon the exercise of the Warrant. In any such event, an appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Holder of the Warrant, such that the provisions set forth herein (including provisions with respect to adjustments of the exercise price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant.

3.           Transferability. This Warrant and all rights hereunder are nontransferable without the Company’s express written consent.

4.           Voting. This Warrant shall not entitle the Holder hereof through the use of this Warrant to any voting rights or other rights as a shareholder of the Company.

5.           Reservation of Common Stock. A number of shares of common stock sufficient to provide for the exercise of this Warrant upon the basis herein set forth shall at all times be reserved for the exercise thereof.

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6.           Miscellaneous. The Company will not by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution or sale, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the conditions to be observed or performed hereunder by the Company, but will at all times in good faith assist, insofar as it is able, in the carrying out of all provisions hereof and in the taking of all other action which may be necessary in order to protect the rights of the Holder hereof.

The representations, warranties and agreements herein contained shall survive the exercise of this Warrant. All shares of common stock or other securities issued upon the exercise of the Warrant shall be validly issued, fully paid and non-assessable.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Warrant has been duly executed by the undersigned, as of the       day of          , 20   .

DAKOTA PLAINS HOLDINGS, INC.

By
Its

[Signature Page to Warrant to Purchase Shares of Common Stock of Dakota Plains Holdings, Inc.]